Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports Second Quarter, First Half 2017 Results

•	Second quarter results in line with guidance

•	Goodyear net income of $147 million for second quarter, $313 million for first half

•	Segment operating income of $361 million for second quarter, $746 million for first half

•	Germany plant closure complete, $45 million in annual savings expected

•	Company updates 2017 segment operating income guidance

AKRON, Ohio, July 28, 2017 – The Goodyear Tire & Rubber Company today reported results for the second quarter and first half of 2017.

“Our second quarter results reflect the impact of volatile raw material costs and an increasingly challenging competitive environment, particularly in the United States and Europe,” said Richard J. Kramer, chairman and chief executive officer.

“In addition to higher raw material costs, we have seen a weakening in OE and consumer replacement demand across many of our key markets during the first half, despite strong underlying industry fundamentals,” he said.

“The combination of these factors has led to a highly unusual first half environment, particularly given the favorable trends in miles driven, gasoline prices and unemployment that are generally supportive of our industry,” Kramer added.

“In light of the challenging global marketplace in the first half of 2017, we have lowered our segment operating income expectations for the remainder of the year,” he said. “Despite the near-term challenges, I am no less optimistic about our ability to drive our strategic priorities against the favorable industry megatrends.”

Goodyear’s second quarter 2017 sales were $3.7 billion, down from $3.9 billion a year ago, with the decrease largely attributable to lower tire unit volume, partially offset by improved price/mix.

(more)

Tire unit volumes totaled 37.4 million, down 10 percent from 2016, primarily in Europe, Middle East and Africa and the Americas. Replacement tire shipments were down 11 percent. Original equipment unit volume was down 8 percent.

Goodyear’s second quarter 2017 net income was $147 million (58 cents per share), down from $202 million (75 cents per share) in the year-ago quarter. Second quarter 2017 adjusted net income was $177 million (70 cents per share), down from $314 million ($1.16 per share) in 2016. Per share amounts are diluted.

The company reported second quarter segment operating income of $361 million in 2017, down from $531 million a year ago. The decrease reflects higher raw material costs and the impact of lower volume, which were partially offset by improved price/mix and cost savings.

Year-to-Date Results

Goodyear’s sales for the first six months of 2017 were $7.4 billion, down 2 percent from the 2016 period, reflecting lower tire unit volume, partially offset by improved price/mix.

Tire unit volumes totaled 77.4 million, down 7 percent from 2016. Replacement tire shipments were down 6 percent, reflecting increased competition. Original equipment unit volume was down 8 percent, driven by lower auto production.

Goodyear’s year-to-date net income of $313 million ($1.23 per share) is down from $386 million ($1.43 per share) in 2016’s first half. All per share amounts are diluted.

The company reported first half segment operating income of $746 million in 2017, down from $950 million a year ago. The decrease was driven by higher raw material costs and the impact of lower volume, partially offset by improved price/mix and cost savings.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2017 and 2016 periods.

Business Segment Results

Americas

	Second Quarter		Six Months
(in millions)	2017	2016	2017	2016
Tire Units	17.1	18.8	34.3	36.8
Sales	$2,029	$2,090	$3,987	$4,041
Segment Operating Income	213	291	427	551
Segment Operating Margin	10.5%	13.9%	10.7%	13.6%

(more)

Americas’ second quarter 2017 sales decreased 3 percent from last year to $2.0 billion. Sales reflect a 9 percent decrease in tire unit volume, primarily in the consumer tire business. Replacement tire shipments were down 8 percent, driven by lower volumes in 16-inch-and-below rim diameter tires in the United States due to increased competition. Original equipment unit volume was down 12 percent, driven by lower auto production.

Second quarter 2017 segment operating income of $213 million was down 27 percent from the prior year. The decrease was driven by higher raw material costs and the impact of lower volume, partially offset by improved price/mix.

Europe, Middle East and Africa

	Second Quarter		Six Months
(in millions)	2017	2016	2017	2016
Tire Units	13.0	15.4	28.5	31.6
Sales	$1,114	$1,261	$2,353	$2,512
Segment Operating Income	77	148	175	228
Segment Operating Margin	6.9%	11.7%	7.4%	9.1%

Europe, Middle East and Africa’s second quarter sales decreased 12 percent from last year to $1.1 billion. Sales reflect a 16 percent decrease in tire unit volume, primarily in the consumer tire business, partially offset by improved price/mix. Replacement tire shipments were down 18 percent, driven by increased competition and lower summer tire industry demand. Original equipment unit volume was down 11 percent.

Second quarter 2017 segment operating income of $77 million was 48 percent below the prior year driven by the impact of lower volume and higher raw material costs, partially offset by improved price/mix and cost savings.

Asia Pacific

	Second Quarter		Six Months
(in millions)	2017	2016	2017	2016
Tire Units	7.3	7.3	14.6	14.6
Sales	$543	$528	$1,045	$1,017
Segment Operating Income	71	92	144	171
Segment Operating Margin	13.1%	17.4%	13.8%	16.8%

Asia Pacific’s second quarter 2017 sales increased 3 percent from last year to $543 million, reflecting improved price/mix. Tire unit volumes were flat. Replacement tire shipments were down 3 percent. Original equipment unit volume was up 2 percent.

Second quarter 2017 segment operating income of $71 million was down 23 percent from last year, driven by higher raw material costs, partially offset by improved price/mix.

(more)

Germany Plant Closure

The company, on July 14, closed its tire manufacturing facility in Philippsburg, Germany. As previously announced, the action is part of Goodyear’s global strategy to focus on premium, larger-rim diameter tires.

This closure eliminates approximately 6 million units of capacity and is expected to provide savings of about $45 million on an annualized basis beginning in 2018.

2017 Outlook

The company now expects its 2017 segment operating income to total between $1.6 billion and $1.65 billion.

Shareholder Return Program

The company paid a quarterly dividend of 10 cents per share of common stock on June 1, 2017. The Board of Directors has declared a quarterly dividend of 10 cents per share payable September 1, 2017, to shareholders of record on August 1, 2017.

As a part of its previously announced $2.1 billion share repurchase program, the company repurchased 147,000 shares of its common stock for $5 million during the second quarter. Since its inception, purchases under the program total 32.1 million shares for $943 million.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Laura K. Thompson, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (888) 632-3385 or (785) 424-1674 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 283-5758 or (402) 220-0863. The replay will also remain available on the website.

Goodyear is one of the world’s largest tire companies. It employs about 65,000 people and manufactures its products in 47 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

(more)

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

(more)

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2017	2016	2017	2016
NET SALES	$3,686	$3,879	$7,385	$7,570

Cost of Goods Sold	2,792	2,813	5,557	5,514
Selling, Administrative and General Expense	583	593	1,162	1,208
Rationalizations	27	48	56	59
Interest Expense	89	104	176	195
Other (Income) Expense	5	20	5	26

Income before Income Taxes	190	301	429	568
United States and Foreign Taxes	36	93	106	171

Net Income	154	208	323	397
Less: Minority Shareholders’ Net Income	7	6	10	11

Goodyear Net Income	$147	$202	$313	$386

Goodyear Net Income - Per Share of Common Stock

Basic	$0.58	$0.76	$1.24	$1.45

Weighted Average Shares Outstanding	252	264	252	266

Diluted	$0.58	$0.75	$1.23	$1.43

Weighted Average Shares Outstanding	256	268	256	269

Cash Dividends Declared Per Common Share	$0.10	$0.07	$0.20	$0.14

(more)

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	June 30,	December 31,
	2017	2016
Assets:
Current Assets:
Cash and Cash Equivalents	$903	$1,132
Accounts Receivable, less Allowance - $113 ($101 in 2016)	2,309	1,769
Inventories:
Raw Materials	560	436
Work in Process	145	131
Finished Products	2,479	2,060

	3,184	2,627

Prepaid Expenses and Other Current Assets	236	190

Total Current Assets	6,632	5,718
Goodwill	571	535
Intangible Assets	137	136
Deferred Income Taxes	2,361	2,414
Other Assets	700	668
Property, Plant and Equipment less Accumulated Depreciation - $9,662 ($9,125 in 2016)	7,245	7,040

Total Assets	$17,646	$16,511

Liabilities:
Current Liabilities:
Accounts Payable-Trade	$2,774	$2,589
Compensation and Benefits	567	584
Other Current Liabilities	1,055	963
Notes Payable and Overdrafts	238	245
Long Term Debt and Capital Leases due Within One Year	435	436

Total Current Liabilities	5,069	4,817
Long Term Debt and Capital Leases	5,403	4,798
Compensation and Benefits	1,408	1,460
Deferred Income Taxes	86	85
Other Long Term Liabilities	535	626

Total Liabilities	12,501	11,786
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 252 million in 2017 and 2016 after deducting 26 million treasury shares in 2017 and 2016	252	252
Capital Surplus	2,638	2,645
Retained Earnings	6,071	5,808
Accumulated Other Comprehensive Loss	(4,052)	(4,198)

Goodyear Shareholders’ Equity	4,909	4,507
Minority Shareholders’ Equity – Nonredeemable	236	218

Total Shareholders’ Equity	5,145	4,725

Total Liabilities and Shareholders’ Equity	$17,646	$16,511

(more)

The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Six Months Ended
	June 30,
	2017	2016
Cash Flows from Operating Activities:
Net Income	$323	$397
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	387	355
Amortization and Write-Off of Debt Issuance Costs	14	20
Provision for Deferred Income Taxes	45	87
Net Pension Curtailments and Settlements	1	14
Net Rationalization Charges	56	59
Rationalization Payments	(54)	(52)
Net Gains on Asset Sales	(13)	(1)
Pension Contributions and Direct Payments	(45)	(48)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(470)	(417)
Inventories	(482)	(176)
Accounts Payable - Trade	190	(93)
Compensation and Benefits	(67)	(104)
Other Current Liabilities	27	(68)
Other Assets and Liabilities	(97)	(40)

Total Cash Flows from Operating Activities	(185)	(67)
Cash Flows from Investing Activities:
Capital Expenditures	(497)	(466)
Asset Dispositions	2	1
Short Term Securities Acquired	(43)	(34)
Short Term Securities Redeemed	43	23
Other Transactions	(3)	—

Total Cash Flows from Investing Activities	(498)	(476)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	290	124
Short Term Debt and Overdrafts Paid	(303)	(36)
Long Term Debt Incurred	3,456	3,283
Long Term Debt Paid	(2,905)	(2,931)
Common Stock Issued	11	3
Common Stock Repurchased	(30)	(150)
Common Stock Dividends Paid	(50)	(38)
Transactions with Minority Interests in Subsidiaries	(5)	(7)
Debt Related Costs and Other Transactions	(38)	(76)

Total Cash Flows from Financing Activities	426	172
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	37	22

Net Change in Cash, Cash Equivalents and Restricted Cash	(220)	(349)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	1,189	1,502

Cash, Cash Equivalents and Restricted Cash at End of the Period	$969	$1,153

(more)

Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes.

The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Goodyear Net Income as a percent of Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP financial measure, Total Segment Operating Income, to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to the company’s future financial results.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Total Segment Operating Income	$361	$531	$746	$950
Rationalizations	27	48	56	59
Interest Expense	89	104	176	195
Other (Income) Expense	5	20	5	26
Asset Write-offs and Accelerated Depreciation	21	5	29	7
Corporate Incentive Compensation Plans	12	14	27	40
Corporate Pension Curtailments/Settlements	—	14	—	14
Intercompany Profit Elimination	(2)	3	(5)	5
Retained Expenses of Divested Operations	3	5	6	10
Other	16	17	23	26

Income before Income Taxes	$190	$301	$429	$568
United States and Foreign Taxes	36	93	106	171
Less: Minority Shareholders Net Income	7	6	10	11

Goodyear Net Income	$147	$202	$313	$386

Sales	$3,686	$3,879	$7,385	$7,570
Return on Sales	4.0%	5.2%	4.2%	5.1%
Total Segment Operating Margin	9.8%	13.7%	10.1%	12.5%

(more)

Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Table

Second Quarter 2017	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$190	$36	$7	$147	256	$0.58
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	48	12		36		0.14
Debt Redemption Charges	31	12		19		0.07
Net Gains on Asset Sales	(12)			(12)		(0.04)
Discrete Tax Items	(5)	8		(13)		(0.05)

	62	32		30		$0.12

As Adjusted	$252	$68	$7	$177	256	$0.70

Second Quarter 2016	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$301	$93	$6	$202	268	$0.75
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	53	4		49		0.18
Debt Repayments	53	19		34		0.12
Americas Intracompany Profit Elimination Adjustment	24	9		15		0.06
Pension Settlement	14			14		0.05
Discrete Tax Items		(3)		3		0.01
Insurance Recovery – Discontinued Products	(4)	(1)		(3)		(0.01)

	140	28		112		$0.41

As Adjusted	$441	$121	$6	$314	268	$1.16

-0-